NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information of NewBridge Global Ventures, Inc. and Subsidiaries, (“Company”) is presented to reflect the acquisition (“Acquisition”) by the Company of all the issued and outstanding shares of NewBridge, the acquiree. Due to the relative size of the Consortium compared to the Company prior to the Closing, the July Acquisitions were considered a reverse acquisition and the Consortium is the acquiror for accounting purposes. The Acquisition was consummated on July 14, 2018. The unaudited pro forma combined balance sheet of the Company at June 30, 2018 reflects the effects of the Acquisition as if it occurred on that date. The unaudited pro forma combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 reflect the effects of the Acquisition as if it occurred at the beginning of each period presented. The unaudited pro forma financial information is based on the historical consolidated financial statements of the Company and NewBridge. The historical financial information of NewBridge includes the financial information of its subsidiary Elevated Education, Inc. The combined historical information of both entities is necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

Such unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of the Company for the year ended December 31, 2017, including the notes thereto, as presented herein, with this 8-KA. In addition, the unaudited pro forma combined financial statements are based upon pro forma allocations of the purchase price of NewBridge based upon the fair value of the assets and liabilities acquired in connection with the Acquisition. Management believes that all material adjustments necessary to reflect the effect of the Acquisition have been made to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of NewBridge had been completed on the dates indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period.

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF JUNE 30, 2018
(Unaudited)
					ProForma
	Historical	Historical	Pro Forma		Condensed
	NBGV	Consortium	Adjustments		Combined

ASSETS
Current Assets
Cash and cash equivalents	$20,002	$7,207			$27,209
Prepaid expenses and other current assets	194,204	-			194,204
Total current assets	214,206	7,207			221,413

Property and equipment, net	-	2,287,416			2,287,416
Goodwill	-	-	9,245,953	(a)	9,245,953
Total Assets	$214,206	$2,294,623			$11,754,782

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$76,073	$-			$76,073
Accrued liabilities	137,364	-			137,364
Related party payables	30,700	-			30,700
Current portion of note payable	-	189,242			189,242
Current portion of convertible notes payable, net of discount	27,778	12,819			40,597
Derivative liabilities	273,515	-			273,515
Total current liabilities	545,430	202,061			747,491

Note payble, net of current portion	-	343,732			343,732

Total Liabilities	$545,430	$545,793			$1,091,223

Commitments and Contingencies	-	-			-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-			-
Common stock	988	-	3,100	(a)	4,088
Members' capital	-	2,037,063	(2,037,063)	(a)	-
Additional paid-in capital	9,856,646	-	1,091,058	(a)	10,947,704
Accumulated deficit	(10,188,858)	(288,233)	10,188,858	(a)	(288,233)
Total stockholders' equity (deficit)	(331,224)	1,748,830			10,663,559

Total Liabilities and Stockholders' Equity (Deficit)	$214,206	$2,294,623			$11,754,782

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(Unaudited)
					ProForma
	Historical	Historical	Pro Forma		Condensed
	NBGV	Consortium	Adjustments		Combined

Revenue
Rental income	$-	$7,200			$7,200
Revenue from related party	19,000	-			19,000
Total Revenue	19,000	7,200			26,200

Operating Expenses:
Selling, general and administrative	1,419,453	164,399			1,583,852
Total Operating Expenses	1,419,453	164,399			1,583,852

Loss from Operations	(1,400,453)	(157,199)			(1,557,652)

Other Income (Expense):
Interest expense	(27,778)	(8,781)			(36,559)
Loss on derivative	(148,515)	-			(148,515)
Total Other Income (Expense)	(176,293)	(8,781)			(185,074)

Net Loss	$(1,576,746)	$(165,980)			$(1,742,726)

Net loss per common share - basic and diluted	(0.23)				(0.05)

Weighted average common shares
outstanding - basic and diluted	6,782,809		31,000,000	(b)	37,782,809

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017

					ProForma
	Historical	Historical	Pro Forma		Condensed
	NBGV	Consortium	Adjustments		Combined

Revenue
Rental income	$-	$29,200			$29,200
Total Revenue	-	29,200			29,200

Operating Expenses:
Selling, general and administrative	1,701,096	96,728			1,797,824
Total Operating Expenses	1,701,096	96,728			1,797,824

Loss from Operations	(1,701,096)	(67,528)			(1,768,624)

Other Income (Expense):
Interest expense	(179,880)	(13,298)			(193,178)
Loss on debt settlement	(417,090)	-			(417,090)
Gain on derivative	40,972	-			40,972
Total Other Income (Expense)	(555,998)	(13,298)			(569,296)

Net loss from continuing operations	(2,257,094)	(80,826)			(2,337,920)
Discontinued operations
Loss on sale of discontinued operations	(5,883)	-			(5,883)
Loss from discontinued operations	(1,938,134)	-			(1,938,134)
Net loss from discontinued operations	(1,944,017)	-			(1,944,017)

Net loss	$(4,201,111)	$(80,826)			$(4,281,937)

Net loss per common share - basic and diluted:
Continuing operations	(1.42)				(0.07)
Discontinued operations	(1.23)				(0.06)
Total	$(2.65)				$(0.13)

Weighted average common shares
outstanding - basic and diluted	1,584,321		31,000,000	(b)	32,584,321

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1 — BACKGROUND OF INFORMATION AND BASIS OF PRESENTATION

On July 14, 2018, NewBridge closed on Share Exchange and Purchase Agreements (“Closing”) with the various members and shareholders of 11th Street, Mad Creek, Timothy, Genus (formerly GLML), Roots Nursery, Inc. (“Roots”), and 5 Leaf (together the “Consortium”), whereby NewBridge purchased the shares or membership interests (as the case may be) of the entities making up the Consortium for a total of 31,000,000 shares of the Company’s common stock, par value $0.0001 per share. The Consortium consists of a farm, nursery, management and real estate companies with plans to operate in the cannabis industry.

The 31,000,000 shares issued to the Consortium represented 76% of the 40,904,589 shares of the Company’s common stock issued and outstanding immediately following the July 14 Acquisitions. In addition, three of the four board members were replaced by the sellers at the Close. Due to the relative size of the Consortium compared to the Company prior to the Closing and the change in control of the Company, the July Acquisitions were considered a reverse acquisition and the Consortium is the acquirer for accounting purposes.  The historical financial statements are of the Consortium.

On September 12, 2018, NewBridge provided Roots notice of termination of the Roots Agreement pursuant to Section 10.01 of the Roots Nursery, Inc. Share Exchange and Purchase Agreement (the “Termination Agreement”), effective immediately.  Pursuant to the Termination Agreement, the Company cancelled a total of 9,850,000 shares of Common Stock issued in connection with the July 14 Closing.  On the same day, the Company issued a total of 9,850,000 shares to acquire East 10th Street LLC, a California limited liability real estate company, for 2,925,000 shares of the Company’s common stock and the rights to certain trademarks, logos, business operating procedures, marketing material and future plans for a tissue culture lab and cloning operations for 6,925,000 shares of the Company’s common stock.  These assets were acquired from Sam Mac and Eric Tran, respectively, both directors and principal shareholders in the Company.

The unaudited pro forma combined balance sheet as of June 30, 2018, combines the unaudited consolidated balance sheets of the Company and NewBridge on June 30, 2018, and gives effect to the Acquisition as if it had occurred on June 30, 2018.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2018 combines the unaudited results of operations of the Company and NewBridge to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2018). The pro forma combined statement of operations for the twelve months ended December 31, 2017, combines the audited consolidated statements of operations of the Company for the twelve months fiscal year ended December 31, 2017, with the audited combined statement of operations of NewBridge for the twelve months ended December 31, 2017, to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2017).

NOTE 2 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on January 1, 2018 and January 1, 2017 for annual pro formas and reflects the following pro forma adjustment:

(a)To record the goodwill on NewBridge at the time of the acquisition, to eliminate the accumulated deficit of NewBridge incurred before the reverse acquisition, and to adjust members’ capital to zero. The goodwill was calculated as the total consideration of $8,418,901 plus the net liabilities assumed of $827,052.  The total consideration is the total value of the Company immediately following the acquisition of $34,768,901 (40,904,589 shares x $0.85 share price) multiplied by the percent ownership given up by the Consortium (24.2%).

Dr. Goodwill$9,245,953

Dr. Members’ capital$2,037,063

    Cr. Common stock                      $        3,100

    Cr. Additional paid-in capital     $  1,091,058

    Cr. Accumulated deficit     $10,188,858

(b)To record the issuance of 31,000,000 shares as part of the acquisition.